UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2010

Commonwealth Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	000-17377	54-1460991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

403 Boush Street, Norfolk, Virginia	23510
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (757) 446-6900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2010, Edward J. Woodard, Jr., CLBB informed the Board of Directors of Commonwealth Bankshares, Inc. (the "Company") of his intention to retire from his positions as Chief Executive Officer, President and Director of the Company and Bank of the Commonwealth (the "Bank") and any other positions he held with the Company and its subsidiaries, effective December 31, 2010.

To the extent permitted by law, Mr. Woodard will retain his benefits under the following Company plans: 401(k), stock options and director deferred compensation. Benefits under these plans will be paid to Mr. Woodard in accordance with applicable plan terms.

In response to Mr. Woodard's retirement and to assist with the Company's and the Bank's transition, effective December 3, 2010 the Board appointed Chris Beisel as interim President of the Company and the Bank to oversee the Company's and Bank's day-to-day operations. The Company's Board has initiated a search to identify appropriate candidates to serve as the Company's and the Bank's permanent Chief Executive Officer and President.

Mr. Beisel, 61, has served as an Executive Vice President and the Chief Credit Officer of the Company since March 2010. Prior to joining the Company, Mr. Beisel held various positions with Gateway Bank/Bank of Hampton Roads from 2003 to 2010 which included Senior Vice President and City Executive for Chesapeake, Virginia and Hampton Roads Regional President. Mr. Beisel's duties in these roles included commercial lending, supervision, and branch administration. During an 18 month period from 2002 to 2003, Mr. Beisel served as a commercial lender and Vice President with SouthTrust Bank and later BB&T. Prior to that time, Mr. Beisel was employed by Central Fidelity Bank/Wachovia Bank from 1978 to 2002 in a number of positions including the department head of real estate finance for Hampton Roads and later Northern Virginia, manager of small business banking for the state of Virginia, and numerous other retail and commercial banking positions.

Mr. Beisel was not appointed as interim President pursuant to any arrangement or understanding with any other person. Mr. Beisel has no family relationships with any director or executive officer of the Company, and Mr. Beisel has no reportable related party transactions under Item 404(a) of Regulation S-K.

On December 3, 2010, the Company issued a press release announcing the retirement of Mr. Woodard and the interim appointment of Mr. Beisel. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

     99.1.     Press release dated December 3, 2010

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commonwealth Bankshares, Inc.
Date: December 3, 2010	By: /s/ CYNTHIA A. SABOL, CPA Name: Cynthia A. Sabol, CPA Title: Executive Vice President and Chief Financial Officer